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                                                                    Exhibit 99.3


                              COLTEC INDUSTRIES INC

                                       OF

                              COLTEC INDUSTRIES INC

                 PURSUANT TO THE PROSPECTUS DATED         , 1998

            THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M. NEW YORK CITY
               TIME, ON         , 1998, UNLESS EXTENDED. TENDERED
           SECURITIES MAY BE WITHDRAWN AT ANY TIME ON OR PRIOR TO THE
                     EXPIRATION DATE OF THE EXCHANGE OFFER.




To:  BROKERS, DEALERS COMMERCIAL BANKS,
     TRUST COMPANIES AND OTHER NOMINEES

         Coltec Industries Inc (the "Company") is offering, upon and subject to
the terms and conditions set forth in the Prospectus dated          , 1998 (the
"Prospectus"), and the enclosed Letter of Transmittal (the "Letter of Transmittal"), to exchange (the "Exchange Offer") its 7 1/2% Series B Senior Notes Due 2008 (the "Exchange Notes"), which have been registered under the Securities Act of 1933, as amended, for its outstanding 7 1/2% Senior Notes Due 2008 (the "Outstanding Notes"). The Exchange Offer is being made in order to satisfy certain obligations of the Company contained in the Registration Rights Agreement dated as of April 16, 1998, among the Company and the other signatories thereto.

         We are requesting that you contact your clients for whom you hold Outstanding Notes regarding the Exchange Offer. For your information and for forwarding to your clients for whom you hold Outstanding Notes registered in your name or in the name of your nominee, or who hold Outstanding Notes registered in their own names, we are enclosing the following documents:

         1.   Prospectus dated                , 1998;

         2. The Letter of Transmittal for your use and for the information of your clients;

         3. A Notice of Guaranteed Delivery to be used to accept the Exchange Offer if certificates for Outstanding Notes are not immediately available or time will not permit all required documents to reach the Exchange Agent prior to the Expiration Date (as defined below) or if the procedure for book-entry transfer cannot be completed on a timely basis;

         4. A form of letter which may be sent to your clients for whose account you hold Outstanding Notes registered in your name or the name of your nominee, with space provided for obtaining such clients' instructions with regard to the Exchange Offer; and

         5. Return envelopes addressed to Bankers Trust Company, the Exchange Agent for the Outstanding Notes.

         YOUR PROMPT ACTION IS REQUESTED. THE EXCHANGE OFFER WILL EXPIRE AT 5:00
P.M., NEW YORK CITY TIME, ON                     , 1998, UNLESS EXTENDED BY THE
COMPANY (THE "EXPIRATION DATE"). OUTSTANDING NOTES TENDERED PURSUANT TO THE EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME BEFORE THE EXPIRATION DATE.

         To participate in the Exchange Offer, a duly executed and properly completed Letter of Transmittal (or facsimile thereof), with any required signature guarantees and any other required documents, should be sent to the
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Exchange Agent and certificates representing the Outstanding Notes should be delivered to the Exchange Agent, all in accordance with the instructions set forth in the Letter of Transmittal and the Prospectus.

         If holders of Outstanding Notes wish to tender, but it is impracticable for them to forward their certificates for Outstanding Notes prior to the expiration of the Exchange Offer or to comply with the book-entry transfer procedures on a timely basis, a tender may be effected by following the guaranteed delivery procedures described in the Prospectus under "The Exchange Offer--Procedures for Tendering Outstanding Notes" and "The Exchange Offer--Guaranteed Delivery Procedures".

         The Company will, upon request, reimburse brokers, dealers, commercial banks and trust companies for reasonable and necessary costs and expenses incurred by them in forwarding the Prospectus and the related documents to the beneficial owners of Outstanding Notes held by them as nominee or in a fiduciary capacity. The Company will pay or cause to be paid all transfer taxes applicable to the exchange of Outstanding Notes pursuant to the Exchange Offer, except as set forth in Instruction 5 of the Letter of Transmittal.

         Any inquiries you may have with respect to the Exchange Offer, or requests for additional copies of the enclosed materials, should be directed to Bankers Trust Company, the Exchange Agent for the Outstanding Notes, at the address set forth on the front of the Letter of Transmittal.

                                           Very truly yours,



                                           COLTEC INDUSTRIES INC


         NOTHING HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY PERSON AS AN AGENT OF THE COMPANY OR THE EXCHANGE AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENTS ON BEHALF OF EITHER OF THEM WITH RESPECT TO THE EXCHANGE OFFER, EXCEPT FOR STATEMENTS EXPRESSLY MADE IN THE PROSPECTUS OR THE LETTER OF TRANSMITTAL.

Enclosures